Exhibit 5

                      [Thompson & Knight, P.C. Letterhead]


(214) 969-1700
                                                   May 19, 1999


Magnum Hunter Resources, Inc.
600 East Las Colinas Blvd., Suite 1200
Irving, Texas 75039

         Re:  Registration Statement on Form S-3

Gentlemen:

     We have acted as counsel for Magnum Hunter Resources, Inc. (the "Company") in connection with its Registration Statement on Form S-3, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), as such Registration Statement may be amended from time to time (the "Registration Statement"). The Registration Statement covers the registration of 10,512,149 shares ( the "Shares") of the Company's common stock, par value $.002 per share, and of 10,512,149 transferable warrants (the "Warrants") which are exercisable for the Shares. The Company proposes to issue the Shares upon the exercise of the Warrants, as described in the Registration Statement. In connection with the filing of the Registration Statement, you have requested our opinion concerning certain corporate matters.

     In connection with rendering the opinion expressed below, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records of the Company, certificates of public officials and other instruments and documents as we have deemed necessary to require as a basis for the opinions hereafter expressed. As to questions of fact material to such opinions, we have, where relevant facts were not independently established, relied upon statements of officers of the Company.

     Based upon the foregoing and the further qualifications stated below and subject to the effectiveness of the Registration Statement, we are of the opinion that:

     1. Upon distribution of the Warrants as described in the Registration Statement and the prospectus constituting a part of the Registration Statement (the "Prospectus"), such Warrants will be legally issued and will be binding obligations of the Company.

     2. Upon issuance and sale against payment therefor as described in the Registration Statement and the Prospectus, the Shares will be legally issued, fully-paid and non-assessable.


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May 19, 1999
Page 2


     As used in this opinion, the terms "Shares" and "Warrants" shall be deemed to include such number of additional Shares and Warrants as may be added to the Registration Statement by amendment in order to take into account any changes in the number of issued and outstanding shares of the Company's common stock or convertible preferred stock prior to the Record Date (as defined in the Prospectus).

     This opinion is subject to the qualification that we are members of the State Bar of Texas and do not purport to be experts on the laws of any state or jurisdiction other than the State of Texas and the United States. Insofar as this opinion relates to matters governed by Nevada law, we have relied solely upon a reading of the General Corporation Law of the State of Nevada and have not made any investigation of judicial or administrative decisions or interpretations which may affect such matters.

     We hereby  consent to the filing of this  opinion  with the  Commission  as
Exhibit 5 to the Registration Statement and to the reference to us in the Prospectus under the caption "Legal Matters." In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or within the rules or regulations of the Commission thereunder.

                                            Very truly yours,

                                            THOMPSON & KNIGHT,
                                            A Professional Corporation



                                            By: /s/ David E. Morrison
                                            David E. Morrison, Attorney